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                                                                  Exhibit (a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                              THE NORTH FACE, INC.
                                       AT

                              $2.00 NET PER SHARE

                                       BY

                           SEQUOIA ACQUISITION, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF

                                 VF CORPORATION

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 16, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  April 19, 2000

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated April 19, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Sequoia Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of VF Corporation, a Pennsylvania corporation ("Parent"), to purchase all of the outstanding shares of common stock, $0.0025 par value, and the associated preferred share purchase rights (the "Shares"), of The North Face, Inc., a Delaware corporation (the "Company") at a price of $2.00 per Share, net to the seller in cash, without interest thereon, upon the terms and conditions set forth in the Offer.

     WE (OR OUR NOMINEE) ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Your attention is directed to the following:

     1. The offer price is $2.00 per Share, net to you in cash, without any interest thereon, upon the items and subject to the conditions of the Offer.

     2. The Offer and associated withdrawal rights expire at 12:00 midnight, New York City time, on Tuesday, May 16, 2000, unless the Offer is extended.

     3. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of April 7, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger") with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the Effective Time (as defined in the Offer to Purchase) of the Merger, each outstanding Share (other than Shares owned by Parent, Purchaser or the Company or any subsidiary of Parent or the Company or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware Law) will be converted into the right to receive $2.00 per Share, in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

     4. The Offer is made for all of the outstanding Shares.

     5. The board of directors of the Company has (i) unanimously determined that each of the Merger Agreement, the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company, (ii) duly approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger and
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        (iii) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares thereunder to Purchaser and approve and adopt the Merger Agreement and the Merger.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     7. The Offer is conditioned upon, among other things, (i) there being validly tendered by the Expiration Date (as defined in the Offer), and not withdrawn, a number of Shares which, together with the Shares then owned by Purchaser, Parent and any of their affiliates, represents at least a majority of the total voting power of Shares on a fully-diluted basis and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     8. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning to us the instruction form on the following page. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the following page.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares purchased pursuant to the Offer will, in all cases, be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (a) certificates evidencing Shares or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at the "Book-Entry Transfer Facility" (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                              THE NORTH FACE, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 19, 2000, and the related Letter of Transmittal, in connection with the offer by Sequoia Acquisition, Inc. to purchase all of the outstanding shares of common stock, $0.0025 par value per share, and the associated preferred share purchase rights (the "Shares"), of The North Face, Inc.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

   Number of Shares to be Tendered:

   --------------------------- Shares(1)                                                SIGN HERE
                                                                  -----------------------------------------------------
                                                                                      SIGNATURE(S)
                                                                  -----------------------------------------------------
                                                                  -----------------------------------------------------
                                                                         PLEASE PRINT NAME(S) AND ADDRESSES HERE
                                                                  -----------------------------------------------------
                                                                     TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.
                                                                                         Dated:
                                                                     -----------------------------------------------

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.
---------------

(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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